Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

East West Bancorp, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-128828, 333-46718, 333-54538, 333-113478, 333-118677, 333-96193, 333-156567, 333-150353, and 333-161891) on Form S-3 and (No. 333-85330, 333-91554, 333-105292, 333-88527, 333-88529 and 333-56468) on Form S-8 of East West Bancorp, Inc. of our reports dated February 28, 2013, with respect to the consolidated balance sheets of East West Bancorp, Inc. and subsidiaries as of December 31, 2012 and 2011 and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10-K of East West Bancorp, Inc.

/s/ KPMG LLP

Los Angeles, California
February 28, 2013